Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Legg Mason Partners Money Market Trust

We consent to the use of our report, dated February 25, 2008 incorporated herein by reference, with respect to Westen Asset Money Market Fund and Western Asset Government Money Market Fund, each a series of the Legg Mason Partners Money Market Trust, as of December 31, 2007, and to the references to our firm under the headings “Financial highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York
July 28, 2008

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Legg Mason Partners Money Market Trust

We consent to the use of our reports, incorporated herein by reference, dated May 23, 2008, with respect to Western Asset California Municipal Money Market Fund, Western Asset Municipal Money Market Fund, Western Asset New York Municipal Money Market Fund and Western Asset Massachusetts Municipal Money Market Fund, each a series of Legg Mason Partners Money Market Trust, as of March 31, 2008, and to the references to our firm under the headings “Financial highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York
July 28, 2008